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Exhibit 99.1

HCP UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2010

Page
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010	3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

        The accompanying unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of HCP, HCR ManorCare PropCo ("HCR ManorCare PropCo") and HCP Ventures II as of and for the year ended December 31, 2010. The historical financial information of HCP was derived from its consolidated financial statements that are included in its Annual Report on Form 10-K for the year ended December 31, 2010. The historical financial information of HCR ManorCare PropCo was derived from its consolidated financial statements that are included as Exhibits 99.2 to the Current Report on Form 8-K.

        The accompanying unaudited pro forma condensed consolidated financial statements give effect to the proposed acquisition by HCP of all of the equity interest in HCR ManorCare PropCo (the "HCR ManorCare Facilities Acquisition") and the purchase of the remaining 65 percent interest in HCP Ventures II (the "HCP Ventures II Purchase") (collectively, the "Acquisitions"). The unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 has been prepared as if the Acquisitions had occurred as of that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 has been prepared as if the Acquisitions had occurred as of January 1, 2010. Such statements also reflect the incurrence of debt and give effect to certain capital transactions undertaken by HCP in order to finance the Acquisitions.

        The allocation of the purchase price of HCR ManorCare PropCo and HCP Ventures II reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. A final determination of the fair values of HCR ManorCare PropCo's and HCP Ventures II's assets and liabilities will be based on the actual valuation of the tangible and intangible assets and liabilities of HCR ManorCare PropCo and HCP Ventures II that exist as of the date of completion of the transactions. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented below and could result in a material change in amortization of tangible and intangible assets and liabilities.

        In the opinion of HCP's management, the pro forma financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the Acquisitions. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The completion of the valuation, the allocation of the purchase price, the impact of ongoing integration activities, the timing of completion of the transactions and other changes in HCR ManorCare PropCo and HCP Ventures II tangible and intangible assets and liabilities that occur prior to completion of the transactions could cause material differences in the information presented. Furthermore, following consummation of the transactions, HCP expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired in the transaction, which may differ from those reflected in HCR ManorCare PropCo's and HCP Ventures II's historical financial statements and the pro forma financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2010

	HCP Historical	HCR ManorCare PropCo Historical (A)	HCR ManorCare PropCo Pro Forma Adjustments (B)		HCP Ventures II Historical (A)	HCP Ventures II Pro Forma Adjustments (P)		HCP Pro Forma
	(in thousands)
ASSETS
Real estate:
Buildings, improvements and development	$8,353,922	$—	$—		$936,074	$(252,287	)(P)	$9,037,709
Land	1,573,984	—	—		108,907	(28,727	)(P)	1,654,164
Accumulated depreciation and amortization	(1,251,142)	—	—		(109,830)	109,830	(P)	(1,251,142)

Net real estate	8,676,764	—	—		935,151	(171,184)		9,440,731

Net investment in direct financing leases	609,661	3,133,172	2,864,926	(C)	—	—		6,607,759
Loans receivable, net	2,002,866	—	(1,592,822	)(D)	—	—		410,044
Investments in and advances to unconsolidated joint ventures	195,847	—	—		—	(64,985	)(Q)	130,862
Accounts receivable, net	34,504	—	—		—	—		34,504
Cash, cash equivalents and restricted cash	1,073,020	7,446	(863,252	)(E)	5,738	(136,748	)(O)	86,204
Intangible assets, net	316,375	—	13,500	(F)	35,458	42,835	(R)	408,168
Other assets, net	422,886	31,677	(18,614	)(G)	6,999	(6,499	)(S)	436,449

Total assets	$13,331,923	$3,172,295	$403,738		$983,346	$(336,581)		$17,554,721

LIABILITIES AND EQUITY
Bank line of credit	$—	$—	$179,518	(E)	$—	$—		$179,518
Senior unsecured notes	3,318,379	—	2,400,000	(E)	—	—		5,718,379
Mortgage and other secured debt	1,235,779	—	—		649,450	(13,981	)(T)	1,871,248
Long-term debt	—	4,595,942	(4,595,942	)(E)	—	—		—
Other debt	92,187	—	—		—	—		92,187
Intangible liabilities, net	148,072	—	—		962	(962	)(U)	148,072
Accounts payable and accrued expenses and deferred revenues	391,459	1,081,819	(951,843	)(H)	3,160	(12	)(Q)	524,583

Total liabilities	5,185,876	5,677,761	(2,968,267)		653,572	(14,955)		8,533,987

Equity:
Preferred stock	285,173	—	—		—	—		285,173
Common stock	370,925	—	24,000	(I)	—	—		394,925
Additional paid-in capital	8,089,982	—	850,228	(I)	—	—		8,940,210
Cumulative dividends in excess of earnings	(775,476)	—	22,258	(D)	—	8,298	(Q)	(775,017)
	—	—	(29,947	)(B)	—	(150	)(O)	—
Accumulated other comprehensive loss	(13,237)	—	—		—	—		(13,237)
Total members' equity (deficit)	—	(2,505,466)	2,505,466	(B)	329,774	(329,774	)(O)	—

Total stockholders' equity	7,957,367	(2,505,466)	3,372,005		329,774	(321,626)		8,832,054

Total noncontrolling interests	188,680	—	—		—	—		188,680
Total equity	8,146,047	(2,505,466)	3,372,005		329,774	(321,626)		9,020,734

Total liabilities and equity	$13,331,923	$3,172,295	$403,738		$983,346	$(336,581)		$17,554,721

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HCP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	HCP Historical	HCR ManorCare PropCo Historical (A)	HCR ManorCare PropCo Pro Forma Adjustments (B)		HCP Ventures II Historical (A)	HCP Ventures II Pro Forma Adjustments (O)		HCP Pro Forma
	(in thousands, except per share data)
Revenues and other income:
Rental and related revenues	$951,855	$—	$—		$73,193	$(6,442	)(W)	$1,018,606
Tenant recoveries	89,012	—	—		—	—		89,012
Income from direct financing leases	49,438	442,970	178,347	(J)	—	—		670,755
Interest income	160,163	—	(112,605)	(K)	—	—		47,558
Investment management fee income	4,666	—	—		—	(2,300	)(X)	2,366

Total revenues	1,255,134	442,970	65,742		73,193	(8,742)		1,828,297

Costs and expenses:
Depreciation and amortization	311,952	—	—		27,575	4,506	(Y)	344,033
Interest expense	288,650	155,686	(40,306	)(L)	38,234	1,762	(Z)	444,026
Operating	210,276	1,700	(1,547	)(M)	15	—		210,444
General and administrative	83,048	—	—		3,908	(3,538	)(X)	83,418
Impairments (recoveries)	(11,900)	—	—		54,500	(54,500	)(AA)	(11,900)

Total costs and expenses	882,026	157,386	(41,853)		124,232	(51,770)		1,070,021

Other income, net	15,819	(25,641)	25,641		1	—		15,820

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	388,927	259,943	133,236		(51,038)	43,028		774,096
Income taxes	(412)	(98,283)	98,283	(N)	—	—		(412)
Equity income from unconsolidated joint ventures	4,770	—	—		—	(2,839	)(BB)	1,931
Impairments of investments in unconsolidated joint ventures	(71,693)	—	—		—	71,693	(BB)	—

Income from continuing operations	321,592	161,660	231,519		(51,038)	111,882		775,615
Noncontrolling interests' share of earnings	(13,686)	—	—		—	—		(13,686)

Income from continuing operations attributable to HCP, Inc.	307,906	161,660	231,519		(51,038)	111,882		761,929

Preferred stock dividends	(21,130)	—	—		—	—		(21,130)
Participating securities' share in earnings	(2,081)	—	—		—	—		(2,081)

Income from continuing operations applicable to common shares	$284,695	$161,660	$231,519		$(51,038)	$111,882		$738,718

Income from continuing operations per common share—basic(CC)	$0.93							$1.97

Income from continuing operations per common share—diluted(CC)	$0.93							$1.97

Weighted average shares used to calculate income from continuing operations per common share:
Basic(CC)	305,574		64,045	(DD)		4,455	(DD)	374,074

Diluted(CC)	306,900		64,045	(DD)		4,455	(DD)	375,400

The accompanying notes are an integral part of these
unaudited pro forma condensed consolidated financial statements.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

        The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of HCP and HCR ManorCare PropCo as of and for the year ended December 31, 2010 that are incorporated herein by reference.

(A)
The historical financial statements of HCR ManorCare PropCo and HCP Ventures II as of and for the year ended December 31, 2010 have been presented based on the financial statement classification utilized by HCP.

(B)
On December 13, 2010, HCP signed a definitive agreement to acquire HCR ManorCare PropCo, a wholly-owned subsidiary of HCR ManorCare, Inc., for a total purchase price of approximately $6.1 billion, comprised of $3.5 billion in cash (adjusted for working capital), the $1.6 billion settlement of HCP's then current loan investments in HCR ManorCare PropCo's debt at its estimated fair value and approximately $852 million of HCP common stock. Under the terms of the purchase agreement, HCP can elect to fund all or a portion of the stock portion of the consideration with cash (See Note I). After the HCR ManorCare Facilities Acquisition is consummated, a wholly-owned subsidiary of HCR ManorCare, Inc. will continue to operate the assets pursuant to a long-term triple-net master lease supported by a guaranty from HCR ManorCare, Inc.

  The calculation of the HCR ManorCare PropCo total purchase price follows (in thousands):

December 31, 2010
Calculation of HCR ManorCare PropCo purchase price
Payment of aggregate cash consideration, net of cash acquired	$4,271,542
HCP's loan investment in HCR ManorCare PropCo's debt settled at fair value	1,615,080
Assumed HCR ManorCare PropCo accrued tax and other liabilities at fair value	129,976

Total purchase price	$6,016,598

Estimated fees and costs
Advisory fees(1)	$12,600
Legal, accounting and other fees and costs(1)	17,347
Debt issuance costs	19,135

Total	$49,082

(1)
Represents estimated fees and costs that will be expensed. These charges are directly attributable to the transaction and represent non-recurring costs; therefore, the anticipated impact on the results of operations was excluded from the pro forma condensed consolidated statements of operations.

  Adjustment to the total members' deficit represents the elimination of such historical deficit balance of HCR ManorCare PropCo.

(C)
Adjustment has been made to reflect HCR ManorCare PropCo's existing direct financing lease ("DFL") assets at their estimated fair value.

(D)
HCP's historical investments in loan receivables from HCR ManorCare PropCo will be settled at the closing of the HCR ManorCare Facilities Acquisition resulting in an estimated gain on

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  settlement of $22.3 million, which represents the loan receivables' estimated fair value in excess of their carrying value. This gain is directly attributable to the transaction and represents a non-recurring credit; therefore, the anticipated impact on HCP's results of operations was excluded from the pro forma condensed consolidated statements of operations.

(E)
HCP expects to fund $3.3 billion of the cash consideration and other associated costs of the HCR ManorCare Facilities Acquisition primarily with cash on hand, short-term financing and the issuance of senior notes. In January 2011, HCP issued an aggregate $2.4 billion of senior unsecured notes, including $400 million aggregate principal amount of 2.700% senior notes due 2014, $500 million aggregate principal amount of 3.750% senior notes due 2016, $1.2 billion aggregate principal amount of 5.375% senior notes due 2021, and $300 million aggregate principal amount of 6.750% senior notes due 2041. All of HCR ManorCare PropCo's long-term debt, including HCP's aggregate investments in HCR ManorCare PropCo debt with an aggregate face amount of $1.72 billion, is assumed to be settled or repaid at closing.

(F)
Recognition of intangible assets associated with the acquired in-place ground leases that have favorable market rental rates.

(G)
Adjustments to HCR ManorCare PropCo's historical balance of other assets follow (in thousands):

Elimination of HCR ManorCare PropCo's historical deferred debt issuance costs	$(31,458)
Elimination of HCR ManorCare PropCo's land parcel not acquired at closing	(60)
Elimination of HCR ManorCare PropCo's derivative asset settled at closing	(159)
Elimination of historical deferred costs associated with HCP's bridge loan commitment	(11,072)
Fair value of option to purchase a non-controlling interest in the lessee	5,000
Deferral of debt issuance costs associated with new borrowings	19,135

$(18,614)

(H)
Adjustments to HCR ManorCare PropCo's historical balance of other liabilities follow (in thousands):

Elimination of HCR ManorCare PropCo's historical deferred tax liability	$(922,986)
Payment of HCR ManorCare's historical accrued interest on its long-term debt	(8,107)
Elimination of HCR ManorCare PropCo's net payable to its affiliate	(20,750)

$(951,843)

(I)
Adjustments represent an assumed issuance of 24 million shares of HCP common stock, which estimated net proceeds of approximately $874 million will be used to finance part of the aggregate purchase price of the HCR ManorCare Facilities Acquisition in lieu of issuing 25.7 million shares of HCP common stock directly to the seller of HCR ManorCare PropCo. The shares of HCP

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  common stock issued in connection with this assumed offering are valued as follows (in thousands, except share and per share data):

Number of shares issued	24,000,000
Price of shares of HCP common stock	$37.60 (1)

Value of shares issued	$902,400
Less: Underwriting discount	(27,072)
Less: share registration and issuance costs	(1,100)

Total value of shares issued	$874,228

(1)
Based on the last reported sale price of HCP's common stock on the NYSE on March 21, 2011.

          The total value of the shares of HCP common stock issued is presented as follows:

Par value, $1.00 per share	$24,000
Additional paid-in capital	850,228

$874,228

(J)
Adjustments to income from DFLs follow (in thousands):

Year Ended December 31, 2010
Eliminate HCR ManorCare PropCo historical income from DFLs	$(442,970)
Pro forma amortization of unearned income from DFLs utilizing the interest method and based on DFLs' estimated fair value	621,317

$178,347

(K)
Represents the elimination of interest earned on HCR ManorCare PropCo debt held as loan investments by HCP that will be settled at closing.

(L)
Adjustments to interest expense follow (in thousands):

Year Ended December 31, 2010
Interest expense and related amortization of issuance costs and fees associated with new borrowings used to finance the HCR ManorCare Facilities Acquisition (Note E)	$120,904
Eliminate HCR ManorCare PropCo's historical interest expense (Note E)	(155,686)
Eliminate HCP's historical interest expense related to debt repaid at closing that is secured by HCP's loan investment participation in HCR ManorCare PropCo's mortgage debt (Note E)	(5,524)

$(40,306)

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(M)
Adjustments to operating expenses follow (in thousands):

Year Ended December 31, 2010
Eliminate HCR ManorCare PropCo's historical operating expenses	$(1,700)
Recognize the amortization of acquired ground lease intangibles	153

$(1,547)

  For intangible assets associated with the value of in-place ground leases, a weighted-average remaining lease term of approximately 88 years was used to compute amortization expense. HCP computes amortization using the straight-line method over the remaining lease term of the related lease.

(N)
At the closing of the HCR ManorCare Facilities Acquisition, 100% of the real estate of HCR ManorCare PropCo will be acquired by a REIT subsidiary of HCP; accordingly, assuming this acquisition was effective January 1, 2010, substantially all of the amounts of the income tax expense would then be eliminated.

(O)
On January 14, 2011, HCP purchased its partner's 65 percent interest in HCP Ventures II, which owned 25 senior housing facilities, resulting in HCP becoming the sole owner of the portfolio. The assets were acquired on October 5, 2006, through HCP's acquisition of CNL Retirement Properties, Inc., and were contributed to HCP Ventures II in January 2007. HCP owned a 35 percent noncontrolling interest in HCP Ventures II that was accounted under the equity method as an unconsolidated joint venture at December 31, 2010. In exchange for its partner's interest and the assumption of approximately $650 million of mortgage debt secured by the assets, HCP paid approximately $137 million in cash for the transaction.

  The calculation of the HCP Ventures II Purchase consideration and total purchase price follows (in thousands):

December 31, 2010
Calculation of HCP Ventures II purchase price
Payment of aggregate cash consideration, net of cash acquired	$130,360
Fair value of 35 percent interest in HCP Ventures II	73,283
All HCP Ventures II debt assumed at fair value	635,469
Assumed HCP Ventures II other liabilities at fair value	3,148

Total purchase price	$842,260

Estimated fees and costs
Legal, accounting and other fees and costs(1)	$150
Debt assumption fees	500

Total	$650

(1)
Represents estimated fees and costs that will be expensed. These charges are directly attributable to the transaction and represent non-recurring costs; therefore, the anticipated

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

  impact on the results of operations was excluded from the pro forma condensed consolidated statement of operations.

  Adjustment to the total members' equity represents the elimination of such historical equity balance of HCP Ventures II.

(P)
HCP Ventures II's real estate assets have been adjusted to their preliminary estimated fair values as of December 31, 2010 and the related historical accumulated depreciation and amortization balances are eliminated when real estate assets are recorded at fair value.

(Q)
Adjustments to eliminate HCP's historical 35 percent interest in HCP Ventures II follow (in thousands):

Elimination of HCP's historical carrying value of HCP Ventures II	$64,973
Elimination of historical amounts due from HCP Ventures II	12

64,985

Elimination of historical amounts due to HCP by HCP Ventures II	$12

  The consolidation of HCP Ventures II results in an estimated gain of $8.2 million, which represents the estimated fair value of HCP's 35 percent noncontrolling interest in HCP Ventures II that is in excess of its carrying value at December 31, 2010. This gain is directly attributable to the transaction and represents a non-recurring credit; therefore, the impact on the results of operations was excluded from the pro forma consolidated statements of operations.

(R)
Adjustments to intangible assets follow (in thousands):

Recognition of lease-up related intangible assets associated with acquired leases	$78,293
Elimination of HCP Ventures II's historical intangible assets	(35,458)

$42,835

  In-place lease intangible assets acquired include amounts for in-place lease values that are based on HCP's evaluation of the specific characteristics of each tenant's lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods, market conditions, and costs to execute similar leases. In estimating carrying costs, HCP includes estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, HCP considers leasing commissions, legal and other related costs.

(S)
Adjustments to HCP Ventures II's historical balance of other assets follow (in thousands):

Deferral of debt issuance costs associated with debt assumed in the HCP Ventures II Purchase	$500
Elimination of HCP Ventures II's historical deferred debt issuance costs	(4,334)
Elimination of HCP Ventures II's leasing incentive assets	(2,665)

$(6,499)

(T)
Adjustment to eliminate HCP Ventures II's historical discount on mortgage debt.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(U)
Adjustment to eliminate HCP Ventures II's historical balance of intangible liabilities associated with acquired in-place leases that have below-market rental rates.

(V)
Intentionally left blank.

(W)
Adjustments to rental and related revenues follow (in thousands):

Year Ended December 31, 2010
Eliminate HCP Ventures II's historical straight-line rent revenue	$(9,539)
Eliminate HCP Ventures II's historical amortization of lease intangibles and lease incentives	3,097

$(6,442)

(X)
Adjustments to eliminate management fees follow (in thousands):

Year Ended December 31, 2010
Eliminate HCP's historical management fee income related to HCP Ventures II	$(2,300)

Eliminate HCP Ventures II's historical management fees paid to HCP	$3,538

(Y)
Adjustments to depreciation and amortization expense follow (in thousands):

Year Ended December 31, 2010
Real estate depreciation expense as a result of the recording of HCP Ventures II's real estate at its estimated fair value	$22,870
Represents the incremental amortization expense related to lease-up related intangible assets associated with acquired leases	9,211
Eliminate HCP Ventures II's historical depreciation and amortization	(27,575)

$4,506

        An estimated useful life of 30 years was assumed to compute real estate depreciation. For assets and liabilities associated with the value of in-place leases, a weighted-average remaining lease term of approximately 8.5 years was used to compute amortization expense. HCP computes depreciation and amortization using the straight-line method over the properties estimated useful lives or the remaining lease term of the related intangible.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Z)
Adjustments to interest expense follow (in thousands):

Year Ended December 31, 2010
Increase in interest expense resulting from the amortization of discount recognized at the purchase date to adjust the assumed HCP Ventures II debt at fair value	$2,283
Amortization of debt issuance costs associated with the assumed debt in the HCP Ventures II Purchase	80
Eliminate HCP Ventures II's historical debt issuance costs amortization	(601)

$1,762

(AA)
Adjustment eliminates HCP Ventures II's historical impairment of its straight-line rent assets. In October 2010, HCP Ventures II determined that the collectability of the straight-line rents was not reasonably assured and as a result established an allowance to fully impair the carrying value of its straight-line rent assets effective July 1, 2010. Further, HCP Ventures II limited its recognition of rental revenues to amounts collected from the related tenant. Assuming the HCP Ventures II Purchase occurred on January 1, 2010, no value would be attributed to straight-line asset in purchase accounting; therefore, no impairment of straight-line rent assets would have occurred.

(BB)
Represents the elimination of HCP's historical equity income from and related impairment of its 35 percent interest in HCP Ventures II, which resulted from the pro forma consolidation of HCP Ventures II assumed on January 1, 2010.

HCP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(CC)
The calculations of basic and diluted income from continuing operations attributable to common stock per share follow (in thousands, except per share data):

	Year Ended December 31, 2010
	Historical	Pro Forma
Income from continuing operations	$321,592	$775,615
Noncontrolling interests' share of earnings	(13,686)	(13,686)

Income from continuing operations attributable to HCP, Inc.	$307,906	$761,929
Preferred stock dividends	(21,130)	(21,130)
Participating securities' share in earnings	(2,081)	(2,081)

Income from continuing operations applicable to common shares	$284,695	$738,718

Weighted average shares used to calculate earnings per common share—Basic	305,574	374,074
Incremental weighted average effect of potentially dilutive instruments	1,326	1,326

Adjusted weighted average shares used to calculate earnings per common share—Diluted	306,900	375,400

Earnings from continuing operations per common share—Basic	$0.93	$1.97

Earnings from continuing operations per common share—Diluted	$0.93	$1.97

(DD)
The pro forma weighted-average shares outstanding are the historical weighted-average shares of HCP for the year ended December 31, 2010, adjusted for the assumed issuance of 24 million shares of HCP common stock on a weighted-average basis for the year ended December 31, 2010. Additionally, the historical weighted-average shares of HCP for the year ended December 31, 2010 have been adjusted for the impact of the December 2010 issuance of 46 million shares of HCP common stock as if the issuance had occurred as of January 1, 2010 as such shares were issued in order to finance the Acquisitions.

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  Exhibit 99.1
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET December 31, 2010
HCP, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2010
HCP, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS